Exhibit 99.1
ESS Tech, Inc. Announces Fourth Quarter and Full Year 2022 Financial Results
Record Unit Deliveries in Q4
Ended Full Year 2022 with Almost 800 MWhs of Annual Production Capacity
WILSONVILLE, OREGON – March 1, 2023 – ESS Tech, Inc. (“ESS,” “ESS, Inc.” or the “Company”) (NYSE:GWH), a leading manufacturer of long-duration energy storage systems for commercial and utility-scale applications, today announced financial results for its fourth quarter and full year ended December 31, 2022.
“2022 was a transformative year for ESS. We signed landmark deals with the Sacramento Municipal Utility District and ESIAP along with many other wins with utilities, developers and unlocked new applications such as airport decarbonization that we believe hold the promise of considerable upside. We made great progress building out the team and transformed our manufacturing operations and customer success teams. In doing so and with the addition of a semi-automated and fully automated line, we were able to surpass a key operational goal, achieving nearly 800 MWhs of annual capacity by year end. While we continued to be challenged by supply throughout the year that hindered our ability to fully achieve our delivery ambitions for the year, we were able deliver a record 14 Energy Warehouses in the fourth quarter,” said Eric Dresselhuys, CEO of ESS. “As we move into 2023, we expect to continue our progress in the market and with our operations. With that said, we plan to take a more calculated approach to scaling the business this year where we leverage our team’s expertise to improve processes, optimize the supply base and further drive down costs. With this further operational refinement, we expect to drive considerable progress on unit profitability on Energy Warehouses.”
Recent Business Highlights
•Completed installation of our fully automated manufacturing line in the fourth quarter, which is operational and has increased our annual production capacity to almost 800 MWh.
•Named a finalist of the 2022 Platts Global Energy Awards by S&P Global Commodity Insights.
•Named a finalist of the 2022 The Cleanie Awards, in the Pioneer in New Technology Category.
•Entered into an agreement with Burbank Water and Power (BWP) in California to deliver BWP’s first utility-scale battery storage project. This agreement contemplates the installation of a 75 kW / 500kWh ESS Energy Warehouse™ is to be installed and connected to a 265 kW solar array on the BWP EcoCampus, with the aim of improving the resilience and reliability of the grid.
•Selected by Consumers Energy, Michigan’s largest energy provider, to deploy ESS’s Energy Warehouse platform as part of a solar and storage microgrid powering a gas compression. This project includes the first iron flow battery to be used for a gas compression plant and is expected to provide a sustainable, resilient energy storage solution for critical infrastructure when paired with solar photovoltaics.
•Entered into a partnership with Amsterdam Airport Schiphol, the second largest airport in mainland Europe, to provide Energy Warehouses to enable the retirement of polluting diesel generators in the future and help advance Schiphol Airport’s sustainability strategy. The purpose of this project is for the Energy Warehouse to recharge Electric Ground Power Units (E-GPU), which are intended to replace the diesel ground power units currently used to supply electrical power to aircraft when parked at the airport.
•Announced an agreement to deliver two Energy Warehouse systems to Turlock Irrigation District (TID) in Central California. Supporting TID’s Project Nexus, which aims to generate clean energy while conserving water resources in an increasingly arid California, the EWs are to be paired with the first-ever installation of solar panels over irrigation canals in the United States to shade canals with solar panels that are designed to reduce evaporative losses while generating clean energy. Funding for the project will be provided by the State of California and administered by the Department of Water Resources.
Conference Call Details
ESS will hold a conference call on Wednesday, March 1, 2023 at 5:00 p.m. EST to discuss financial results for its fourth quarter and full year ended December 31, 2022.
Interested parties may join the conference call beginning at 5:00 p.m. EST on Wednesday, March 1, 2023 via telephone by calling (833) 927-1758 in the U.S., or for international callers, by calling +1 (929) 526-1599 and entering conference ID 710604. A telephone replay will be available until March 8, 2023, by dialing (866) 813-9403 in the U.S., or for international callers, +44 (204) 525-0658 with conference ID 778697. A live webcast of the conference call will be available on ESS’ Investor Relations website at http://investors.essinc.com/.
A replay of the call will be available via the web at http://investors.essinc.com/.
About ESS, Inc.
At ESS (NYSE: GWH), our mission is to accelerate global decarbonization by providing safe, sustainable, long-duration energy storage that powers people, communities and businesses with clean, renewable energy anytime and anywhere it’s needed. As more renewable energy is added to the grid, long-duration energy storage is essential to providing the reliability and resiliency we need when the sun is not shining, and the wind is not blowing.
Our technology uses earth-abundant iron, salt and water to deliver environmentally safe solutions capable of providing up to 12 hours of flexible energy capacity for commercial and utility-scale energy storage applications. Established in 2011, ESS Tech, Inc. enables project developers, independent power producers, utilities and other large energy users to deploy reliable, sustainable long-duration energy storage solutions. For more information visit www.essinc.com.
Use of Non-GAAP Financial Measures
In this press release and the accompanying earnings call, the Company includes Non-GAAP Operating Expenses and Adjusted EBITDA, which are non-GAAP performance measures that the Company uses to supplement its results presented in accordance with U.S. GAAP. As required by the rules of the Securities and Exchange Commission (“SEC”), the Company has provided herein a reconciliation of the non-GAAP financial measures contained in this press release and the accompanying earnings call to the most directly comparable measures under GAAP. The Company’s management believes Non-GAAP Operating Expenses and Adjusted EBITDA are useful in evaluating its operating performance and are similar measures reported by publicly-listed U.S. companies, and regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. By providing these non-GAAP measures, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s profitability for the periods presented. Adjusted EBITDA is not intended to be a substitute for net income/loss or any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry. Further, Non-GAAP Operating Expenses are not intended to be a substitute for GAAP Operating Expenses or any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.
The Company defines and calculates Non-GAAP Operating Expenses as GAAP Operating Expenses adjusted for stock-based compensation and other special items determined by management as they are not indicative of business operations. The Company defines and calculates Adjusted EBITDA as net loss before interest, other non-operating expense or income, (benefit) provision for income taxes, and depreciation, and further adjusted for stock-based compensation and other special items determined by management, including, but not limited to, fair value adjustments for certain financial liabilities associated with debt and equity transactions as they are not indicative of business operations.
Forward-Looking Statements
This communication contains certain forward-looking statements, including statements regarding ESS and its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intends”, “may”, “might”, “plan”, “possible”,

“potential”, “predict”, “project”, “should”, “will” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Examples of forward-looking statements include, among others, statements regarding the Company’s manufacturing plans, the Company’s order and sales pipeline, the Company’s ability to execute on orders, the Company’s ability to effectively manage costs and the Company’s partnerships with third parties such as Amsterdam Airport Schiphol, BWP, CMS, ESIAP, the Sacramento Municipal Utility District and the Turlock Irrigation District. These forward-looking statements are based on ESS’ current expectations and beliefs concerning future developments and their potential effects on ESS. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication. There can be no assurance that the future developments affecting ESS will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond ESS control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, which include, but are not limited to, continuing supply chain issues; delays, disruptions, or quality control problems in the Company’s manufacturing operations; the Company’s ability to hire, train and retain an adequate number of manufacturing employees; issues related to the shipment and installation of the Company’s products; issues related to customer acceptance of the Company’s products; issues related to the Company’s partnerships with third parties; inflationary pressures; risk of loss of government funding for customer projects; and the Company’s need to achieve significant business growth to achieve sustained, long-term profitability. Except as required by law, ESS is not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.
Contacts
Investors:
Erik Bylin
investors@essinc.com
Media:
Morgan Pitts
+1 (503) 568-0755
Morgan.Pitts@essinc.com

Source: ESS Tech, Inc.

ESS Tech, Inc.
Statements of Operations and Comprehensive Loss
Three Months Ended December 31, 2022 and 2021
(Unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,
	2022	2021
Revenue:
Revenue	$15	$—
Revenue - related parties	1	—
Total revenue	16	—
Operating expenses:
Research and development	22,789	10,558
Sales and marketing	1,721	1,224
General and administrative	6,902	19,640
Total operating expenses	31,412	31,422
Loss from operations	(31,396)	(31,422)
Other income (expenses), net:
Interest income (expense), net	1,188	(193)
Gain (loss) on revaluation of warrant liabilities	5,004	(19,831)
Loss on revaluation of derivative liabilities	—	25,526
Gain (loss) on revaluation of earnout liabilities	269	(154,806)
Other (expenses) income, net	(140)	—
Total other income (expenses), net	6,321	(149,304)
Net loss and comprehensive loss to common stockholders	$(25,075)	$(180,726)

Net loss per share - basic and diluted	$(0.16)	$(1.33)

Weighted average shares used in per share calculation - basic and diluted	153,414,471	135,885,630

ESS Tech, Inc.
Statements of Operations and Comprehensive Loss
Years Ended December 31, 2022 and 2021
(Unaudited, in thousands, except share and per share data)

	2022	2021
Revenue:
Revenue	$610	$—
Revenue - related parties	284	—
Total revenue	894	—
Operating expenses:
Research and development	71,979	30,275
Sales and marketing	6,938	3,041
General and administrative	27,469	27,286
Total operating expenses	106,386	60,602
Loss from operations	(105,492)	(60,602)
Other income (expenses), net:
Interest income (expense), net	2,187	(1,886)
Gain (loss) on revaluation of warrant liabilities	24,475	(37,584)
Loss on revaluation of derivative liabilities	—	(223,165)
Gain (loss) on revaluation of earnout liabilities	1,313	(154,806)
Other (expenses) income, net	(452)	926
Total other income (expenses), net	27,523	(416,515)
Net loss and comprehensive loss to common stockholders	$(77,969)	$(477,117)

Net loss per share - basic and diluted	$(0.51)	$(5.73)

Weighted average shares used in per share calculation - basic and diluted	152,676,155	83,256,431

ESS Tech, Inc.
Balance Sheets
As of December 31, 2022 and 2021
(Unaudited, in thousands, except share data)

	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$34,767	$238,940
Restricted cash, current	1,213	1,217
Accounts receivable, net	4,952	451
Accounts receivable, net - related parties	—	66
Short-term investments	105,047	—
Prepaid expenses and other current assets	5,657	4,844
Total current assets	151,636	245,518
Property and equipment, net	17,570	4,501
Operating lease right-of-use assets	3,401	—
Restricted cash, non-current	675	75
Other non-current assets	271	105
Total assets	$173,553	$250,199
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,036	$1,572
Accrued and other current liabilities	14,125	6,487
Accrued product warranties	1,643	—
Operating lease liabilities, current	1,421	—
Deferred revenue	6,168	3,663
Notes payable, current	1,600	1,900
Total current liabilities	27,993	13,622
Notes payable, non-current	315	1,869
Operating lease liabilities, non-current	2,535	—
Deferred revenue, non-current	2,442	—
Earnout warrant liabilities	163	1,476
Public warrant liabilities	2,066	18,666
Private warrant liabilities	980	8,855
Other non-current liabilities	85	552
Total liabilities	36,579	45,040
Stockholders’ equity:
Preferred stock ($0.0001 par value, 200,000,000 shares authorized, none issued and outstanding as of December 31, 2022 and 2021)	—	—
Common stock ($0.0001 par value; 2,000,000,000 shares authorized, 153,821,339 and 151,839,058 shares issued and outstanding as of December 31, 2022 and 2021, respectively)	16	16
Additional paid-in capital	755,537	745,753
Accumulated deficit	(618,579)	(540,610)
Total stockholders’ equity	136,974	205,159
Total liabilities and stockholders’ equity	$173,553	$250,199

ESS Tech, Inc.
Reconciliation of GAAP to Non-GAAP Operating Expenses
(Unaudited, in thousands)

	Three Months Ended December 31,	Twelve Months Ended December 31,
	2022	2022
Research and development	$22,789	$71,979
Less: stock-based compensation(1)	(915)	(2,856)
Non-GAAP research and development	$21,874	$69,123

Sales and marketing	$1,721	$6,938
Less: stock-based compensation(1)	(150)	(456)
Non-GAAP sales and marketing	$1,571	$6,482

General and administrative	$6,902	$27,469
Less: stock-based compensation(1)	(2,121)	(8,577)
Non-GAAP general and administrative	$4,781	$18,892

Total operating expenses	$31,412	$106,386
Less: stock-based compensation	(3,186)	(11,889)
Non-GAAP total operating expenses	$28,226	$94,497
(1) For purposes of calculating Non-GAAP total operating expenses, stock-based compensation is allocated on a departmental basis based on the classification of the award holder.

ESS Tech, Inc.
Reconciliation of GAAP Net Loss to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended December 31,	Twelve Months Ended December 31,
	2022	2022
Net loss	$(25,075)	$(77,969)
Interest income, net	(1,188)	(2,187)
Stock-based compensation	3,186	11,889
Depreciation and amortization	691	1,506
Gain on revaluation of warrant liabilities	(5,004)	(24,475)
Gain on revaluation of earnout liabilities	(269)	(1,313)
Other expense, net	140	452
Adjusted EBITDA	$(27,519)	$(92,097)